ASSISTANT SECRETARY'S CERTIFICATE

     I, Stephanie Pierce, Assistant Secretary of Dreyfus A Bonds Plus, Inc. (the "Fund", hereby certify the following resolutions were adopted by written consent dated June 1, 1999 and remain in full force and effect:

          RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's
          Board:

          President and Treasurer                    Marie E. Connolly
          Vice  President  and  Secretary            Margaret  W.  Chambers
          Vice President and Assistant Treasurer     John P. Covino
          Vice President and Assistant Treasurer     Mary A. Nelson
          Vice President and Assistant Treasurer     George A. Rio
          Vice President and Assistant Treasurer     Joseph F. Tower, III
          Vice President, Assistant Treasurer and    Frederick C. Dey Assistant
          Secretary
          Vice President, Assistant Treasurer and    Stephanie Pierce Assistant
          Secretary
          Vice  President  and  Assistant
          Secretary                                  Douglas C. Conroy
          Vice  President and Assistant
          Secretary                                  Christopher J. Kelley
          Vice  President  and  Assistant
          Secretary                                  Kathleen K. Morrisey
          Vice President and Assistant Secretary     Elba Vasquez
          Vice  President and Assistant Secretary    Karen  Jacoppo-Wood

          ;and it was further

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, as the attorney-in-fact for the proper officers of the Fund, with full power of
          substitution   and   resubstitution;   and   that
          the appointment of each of such persons as such attorney-in- fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.



     IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary of the Funds and affixed the seal this 21st day of July 1999.


                                        ___________________________
                                        Stephanie Pierce


(SEAL)
DREYFUS A BONDS PLUS, INC.